Exhibit 4.2

CASTLIGHT HEALTH, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

APRIL 26, 2012

CASTLIGHT HEALTH, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 26th day of April, 2012, by and among Castlight Health, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto (the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Series D Preferred Stock Purchase Agreement dated as of April 26, 2012 (the “Purchase Agreement”);

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce certain of the Investors to purchase shares of Series D Preferred Stock of the Company (the “Series D Preferred Stock”) pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register certain shares of Common Stock issuable to the Investors and certain other matters as set forth herein; and

WHEREAS, the Company and certain of the Investors are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of June 7, 2010 (the “Prior Agreement”), and the undersigned satisfy the requirements set forth in Section 3.7 of the Prior Agreement for amendments thereto and desire to amend and restate the Prior Agreement in its entirety as set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(b) The term “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(c) The term “Common Stock” means the Company’s common stock, par value $0.0001 per share, including Class A common stock and Class B common stock.

(d) The term “Fidelity” means “Fidelity Management & Research Company and its investment advisory affiliates.

(e) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC (as defined below) that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) The term “Holder(s)” means any Investor who holds Registrable Securities (as defined below) and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been assigned in accordance with Section 1.13 hereof. MSIM shall be considered a Holder so long as MSIM holds, on behalf of its Discretionary Accounts (as defined below), any Registrable Securities.

(g) The term “Initial Offering” means the initial underwritten public offering by the Company of shares of Common Stock registered under the Act.

(h) The term “MSIM” means Morgan Stanley Investment Management Inc. and its investment advisory affiliates. For purposes of this Agreement, the mutual funds, other pooled vehicles and client accounts on whose behalf MSIM, Fidelity, T. Rowe or Redmile exercises investment discretion (such funds, pooled vehicles and client accounts collectively, the “Discretionary Accounts”) shall be considered affiliates and affiliated entities of MSIM, Fidelity, T. Rowe or Redmile, respectively.

(i) The term “Preferred Stock” means the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

(j) The term “Public Offering” means a firm commitment underwritten public offering by the Company of shares of Common Stock registered under the Act on the New York Stock Exchange or NASDAQ,

(k) The term “Redmile” means Redmile Group, LLC and its investment advisory affiliates.

(l) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m) The term “Registrable Securities” means: (i) any shares of Common Stock issuable or issued upon conversion of the Preferred Stock; and (ii) any shares of Common Stock issued as (or issuable upon the conversion, exchange or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or upon exercise for, or in replacement of, such shares of Preferred Stock or Common Stock referenced in (i) above; excluding in all cases, however, (x) any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned and (y) any shares of Common Stock issued upon special mandatory conversion of Preferred Stock pursuant to Section 5(g) of Article IV(C) (or any successor provision) of the Company’s then existing Amended and Restated Certificate of Incorporation (any shares of Common Stock described in (y), “Special Mandatory Conversion Shares”). Notwithstanding the foregoing, securities shall only be treated as Registrable Securities if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(n) The number of shares of “Registrable Securities then outstanding” means the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise, exchange or conversion of then outstanding and then exercisable, exchangeable or convertible shares of Preferred Stock, options, warrants or other convertible securities.

(o) The term “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on or about the date hereof.

(p) The term “SEC” means the Securities and Exchange Commission.

(q) The term “T. Rowe” means T. Rowe Price Associates, Inc. and its investment advisory affiliates.

1.2 Request for Registration.

(a) If the Company shall receive, at any time subsequent to one hundred eighty (180) days following the completion of the Initial Offering, a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities which would yield an aggregate offering price to the public of at least $10,000,000, then the Company shall:

(i) within twenty (20) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) subject to the limitations set forth in Section 1.2(b), use its commercially reasonable best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered, including any Registrable Securities specified in a written notice delivered by any Holder, other than the Initiating Holders, to the Company within twenty (20) days after receipt by such Holder of the Company’s notice referred to in Section 1.2(a)(i) above.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities held by Holders to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential information, or (iii) render the Company unable to comply with requirements of the 1934 Act, the Company shall have the right to defer taking action with respect to such filing for a period not to exceed one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under SEC Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing, and ending on a date one hundred and eighty (180) days after the effective date, of any other registration by the Company under the Act (other than a registration relating solely to the sale of securities of participants in a

Company stock plan, a registration relating to a corporate reorganization or transaction under SEC Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), provided that the Company is actively employing, in good faith, reasonable efforts to cause such registration statement to become effective and the Company delivers notice of such intent to the Initiating Holders within thirty (30) days of the registration request; or

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under SEC Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. The Company shall, subject to the provisions of Section 1.8, use its commercially reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that any Holder requests to be registered pursuant to a written notice delivered to the Company within twenty (20) days after mailing of the notice referred to above in this Section 1.3 by the Company in accordance with Section 3.6.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities); and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold or become eligible for sale under Rule 144, as such may be amended from time to time, promulgated by the SEC pursuant to the Act (“Rule 144”) by the applicable Holders without notice or restriction

(including, without limitation, any restriction relating to the availability of current public information about the Company and any volume restrictions), provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis; provided, further, that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them.

(d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) In the event any Holder registering Registrable Securities hereunder notifies the Company in writing that such Holder and its counsel have reasonably determined that such Holder may be deemed, under applicable law, an underwriter or controlling person of the Company in relation to the applicable registration and such determination does not require the Company to effect such registration on a form under the Act other than the form otherwise applicable hereunder in relation to such registration, allow such Holder to participate in the preparation of the applicable registration statement and include in such registration statement any information such Holder reasonably requests in writing be included in such registration statement; provided, however, that (i) the Registrable Securities of such Holder be excluded from the applicable registration if the holders of at least a majority of the Registrable Securities to be registered in such registration or the underwriters, if applicable, so request in writing; (ii) such included information shall be deemed “furnished by such Holder expressly for use in connection with such registration” as such phrase, or equivalent language thereof, is used in the indemnification provisions set forth in Section 1.10 hereof in relation to such Holder; (iii) solely in relation to losses, claims, damages or liabilities to be indemnified by such Holder pursuant to Section 1.10 hereof, the term “Violation” shall include any losses, claims, damages or liabilities arising out of such Holder being deemed an underwriter or controlling person or any investigation, defense, proceeding, litigation or settlement in relation thereto; (iv) such Holder shall be solely responsible for all expenses and fees of such registration incurred as a result of this Section 1.4(g) which would not otherwise have been incurred in relation to such registration; and (v) such Holder shall enter, and be bound by, any underwriting or other agreement, including provisions usual and customary for the situation described in this Section 1.4(g), which the Company, any underwriter or any other Holder registering Registrable Securities in such registration shall reasonably request such Holder enter.

(h) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Furnish, at the request of a majority in interest of the Holders requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions, blue sky fees and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one special counsel for the selling stockholders (not to exceed $25,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 (except in the event that, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not be deemed to have exercised their demand rights pursuant to Section 1.2).

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one special counsel for the selling stockholders (not to exceed $25,000), but excluding underwriting discounts and commissions, blue sky fees and stock transfer taxes.

1.8 Underwriting Requirements. If a registration statement for which the Company gives notice pursuant to Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that no exclusion of such Holders’ Registrable Securities shall be made unless all securities of all stockholders that are not Holders are first excluded; provided, further, that in any underwriting that is not in connection with an Initial Offering, the number of shares of Registrable Securities included in such underwriting shall not be reduced below twenty five (25%) percent of the total number of securities included in such underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is an institutional fund, private equity fund, hedge fund, venture capital fund, mutual fund, partnership or corporation, the affiliated funds, other pooled vehicles and discretionary client accounts, any fund which is controlled by or under common control with one or more general partners of such Holder, any fund that is managed and governed by the same management company as such Holder, any fund that controls such Holder or any fund or, in the case of MSIM, Fidelity, T. Rowe or Redmile, any Discretionary Account that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as such Holder, and the partners, retired partners, members, former members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members, former members or stockholders, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners, members, officers, directors and stockholders of each selling Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any document incorporated by reference therein, any preliminary prospectus or final prospectus contained therein or any issuer free writing prospectus, offering circular or other document filed or made available in connection therewith or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will promptly pay to each such Holder, underwriter, controlling person or other aforementioned person any legal or other expenses (including, without limitation, any settlement of litigation) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (provided that such person shall promptly reimburse the Company for any such expenses paid by the Company to such person in the event it is finally determined by a court of competent jurisdiction that the provisions of this Section 1.10(a) do not apply to the applicable losses, claims, damages or liabilities); provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act or 1934 Act, any underwriter (as defined in the Act), any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will promptly pay any legal or other expenses (including, without limitation, any settlement of litigation) reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (provided that such person shall promptly reimburse such Holder for any such expenses paid by the Holder to such person in the event it is finally determined by a court of competent jurisdiction that the provisions of this Section 1.10(b) do not apply to the applicable losses, claims, damages or liabilities); provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that in no event shall any indemnity by any Holder under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10. Each indemnified party shall furnish such information regarding itself or the claim in question as any indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.10(b), shall exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder, and the Holders shall be severally, and not jointly, liable under this Section 1.10(d). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Subject to Section 1.10(e) hereof, the obligations of the Company and Holders under this Section 1.10 shall survive (i) the completion of any offering of Registrable Securities pursuant to a registration statement filed by the Company under this Section 1, and (ii) in relation to any registration in which any Holder includes Registrable Securities pursuant to this Section 1, the termination of this Agreement.

1.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed under the 1934 Act by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12 Form S-3 Registration.

(a) If the Company shall receive from any Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(ii) use its commercially reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request delivered by such Holder to the Company within fifteen (15) days after receipt of such written notice from the Company referred to in (i) above; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by an officer of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, the Company shall have the right to defer the filing of the Form S-3 registration statement for a period not to exceed one hundred twenty (120) days after receipt by the Company of the request of the Holder or Holders under this Section 1.12, provided that the Company shall not utilize this right more than once in any twelve (12) month period and shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under SEC Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration pursuant to this Section 1.12; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in Section 1.12(a)(i). The provisions of Section 1.2(b) shall be applicable to such registration and underwritten offering (with the substitution of Section 1.12 for references to Section 1.2).

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders made pursuant to this Section 1.12. All expenses incurred in connection with all registrations requested pursuant to Section 1.12, including, without limitation, all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one special counsel for the selling stockholders (not to exceed $25,000), but excluding any underwriters’ discounts or commissions, blue sky fees and stock transfer taxes, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as registrations effected pursuant to Section 1.2 or 1.3.

1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.15 below; (c) the transfer involves a transfer of at least 1,000,000 shares (as adjusted for any stock dividends, combinations, reclassifications, recapitalizations, stock splits, reverse stock splits and the like) of Registrable Securities (provided, however, that transfers or assignments shall be without restriction as to the minimum number of shares to be transferred (i) to affiliated venture funds, mutual funds, any fund which is controlled by or under common control with one or more general partners of such Holder, any fund that is managed and governed by the same management company as such Holder, any fund that controls such Holder or any fund or, in the case of MSIM, Fidelity, T. Rowe or Redmile, any Discretionary Account that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as such Holder, (ii) to partners, limited partners, retired partners, stockholders, members or retired members, parents, children, spouses, trusts, affiliates or majority-owned subsidiaries of a Holder, (iii) between Discretionary Accounts; (iv) between U.S. registered mutual funds pursuant to mergers or reorganizations; or (v) to any successor trustee of The Wellcome Trust, any entity established as the successor of The Wellcome Trust or any entity controlled by The Wellcome Trust or any permitted assignee of The Wellcome Trust hereunder); and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, 1.3 or 1.12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders that is included, or (b) to make a demand registration.

1.15 “Market Stand-Off” Agreement. Each Investor hereby agrees (and the Company shall use commercially reasonable efforts to ensure that any underwriter complies with this Section 1.15) that, for one hundred eighty (180) days (or such longer period as described below) following the effective date of the registration statement of the Company filed under the Act in connection with the Initial Offering, it shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held immediately prior to the commencement of such period, except shares of Common Stock included in such registration; provided, however, that:

(a) all executive officers and directors of the Company and holders of at least 1% of the outstanding capital stock of the Company enter into similar agreements;

(b) such market stand-off time period shall not exceed one hundred eighty (180) days (or such other period, not to exceed thirty (30) days after the expiration of the market stand-off period, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, without limitation, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); and

(c) if there is any release from market stand-off restrictions of any Investor’s shares subject to such restrictions, at any time during the market stand-off time period, then each other Investor may sell, transfer or otherwise dispose of an equal percentage of such Investor’s shares originally subject to the market stand-off restrictions; provided, however, that this Section 1.15(c) shall not apply to releases not exceeding 50,000 shares (as adjusted for any stock dividends, combinations, reclassifications, recapitalizations, stock splits, reverse stock splits and the like) in the aggregate during the market stand-off time period with respect to any single Investor (for purposes of this Section 1.15(c), an Investor does not include any partners, members, affiliates and affiliated funds of an Investor).

Each Investor hereby agrees that it will enter into the underwriter’s standard lock-up agreement containing restrictions similar to those set forth in this Section 1.15, provided that such lock-up agreement shall not apply to any securities included in the Initial Offering or purchased by an Investor in the Initial Offering or on the open market following the Initial Offering. In addition, in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to all securities held by each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) three (3) years following the consummation of the Initial Offering; and (b) as to any Holder, such time as (i) the Company has completed its Initial Offering, and (ii) all Registrable Securities held by such Holder (together with any affiliates of such Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration under Rule 144; provided, however, notwithstanding the foregoing, no Holder shall be entitled to exercise any right provided for in this Section 1 with respect to any Special Mandatory Conversion Shares.

2. Covenants of the Company.

2.1 Delivery of Financial Statements.

(a) The Company shall deliver to each Investor, for so long as such Investor, together with its affiliates, holds at least 1,700,000 shares of Preferred Stock, as adjusted for any stock dividends, combinations, reclassifications, recapitalizations, stock splits, reverse stock splits and the like (each such Investor, a “Major Investor”) (provided that, notwithstanding anything to the contrary in the foregoing, for so long as The Cleveland Clinic Foundation (the “Cleveland Clinic”), together with its affiliates, holds at least 480,000 shares of Preferred Stock, as adjusted for any stock dividends, combinations, reclassifications, recapitalizations, stock splits, reverse stock splits and the like, the Cleveland Clinic shall be deemed a Major Investor hereunder; (ii) for so long as any Investor acquiring Series D Preferred Stock pursuant to the Purchase Agreement (a “Series D Investor”), together with its affiliates, holds at least 100,000 shares of Preferred Stock, as adjusted for any stock dividends, combinations, reclassifications, recapitalizations, stock splits, reverse stock splits and the like, such Investor shall be deemed a Major Investor solely for purposes of this Section 2.1 and Section 2.2 hereunder, and (iii) for the avoidance of doubt, Section 3.10 hereof shall apply in determining the rights of any Stockholder under this Agreement, including, without limitation, this Section 2):

(i) (x) within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, a statement of stockholder’s equity as of the end of such year and a statement of cash flows for such fiscal year, such year-end financial reports to be unaudited, in reasonable detail and prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (collectively, “Annual Financial Statements”), and (y) as soon as practicable after the end of each fiscal year of the Company, Annual Financial Statements that are audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any case within forty-five (45) days, after the end of each fiscal quarter, an unaudited income statement, balance sheet and statement of cash flows for and as of the end of such quarter, such unaudited financial statements to be in reasonable detail; and

(iii) as soon as practicable prior to the end of each fiscal year of the Company, a budget and business plan for the next fiscal year.

(b) In the event the accounts of any subsidiary of the Company are consolidated with the accounts of the Company during any applicable period, any financial statements delivered in respect of such period pursuant to this Section 2.1 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

2.2 Inspection and Audit Rights.

(a) The Company shall permit each Major Investor, at such Major Investor’s expense and upon reasonable notice from such Major Investor, to visit and inspect the Company’s properties, to examine its minutes, books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated under this Section 2.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information.

(b) The Company shall reasonably promptly and accurately respond, and (to the extent applicable) shall use its commercially reasonable efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Major Investor affiliated with T. Rowe Price Associates, Inc. or Fidelity with respect to (a) accounting or securities law matters required in connection with the Company’s annual audit or (b) the actual holdings of the T. Rowe or Fidelity accounts, including in relation to the total outstanding shares of the Company’s capital stock; provided however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or, to the extent applicable, conflict with the Company’s insider trading policy or any confidentiality obligations of the Company. The foregoing rights shall expire when no Major Investor advised by T. Rowe or Fidelity, as applicable, holds any securities of the Company that are restricted under the Act.

2.3 Right of First Offer.

(a) Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor, for so long as such Investor (together with its affiliates) holds shares of Preferred Stock (a “Preferred Investor”), a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Agreement, “affiliate” includes (i) any fund which is controlled by or under common control with one or more general partners of such Preferred Investor, any fund that is managed and governed by the same management company as such Preferred Investor, any fund that controls such Preferred Investor or any fund or, in the case of MSIM, Fidelity, T. Rowe or Redmile, any Discretionary Account that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as such Preferred Investor, (ii) any partners, retired partners, members, former members, affiliates and affiliated funds of such Preferred Investor, (iii) any Discretionary Account or (iv) any entity controlled by The Wellcome Trust or any permitted assignee of The Wellcome Trust hereunder. A Preferred Investor shall be entitled to apportion the right of first offer hereby granted to it under this Section 2.3 among itself and its affiliates in such proportions as it deems appropriate.

(b) Each time the Company proposes to offer any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Preferred Investor in accordance with the following provisions.

(i) The Company shall deliver a written notice (the “Notice”) to the Preferred Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(ii) Within twenty (20) days after delivery by the Company of the Notice, each Preferred Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Notice, up to such Preferred Investor’s Pro Rata Share (as defined below) of such Shares.

(iii) The “Pro Rata Share” shall be a fraction, the numerator of which shall be the number of shares of Preferred Stock (on an as-converted basis) then held by the Preferred Investor immediately prior to the offering of such Shares, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the offering of such Shares (assuming full conversion and exercise of all outstanding convertible and exercisable securities and including shares of Common Stock reserved for issuance but not yet issued under stock option or other equity compensation plans or agreements on terms approved by the Board).

(iv) Upon the expiration of such twenty (20) day period, the Company shall promptly, in writing, inform each Preferred Investor that elects to purchase all the Shares available to it under this Section 2.3 (each, a “Fully-Exercising Investor”) of any other Preferred Investor’s failure to do likewise. Within the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor may elect to purchase or otherwise acquire that portion of the Shares for which Preferred Investors were entitled to subscribe but which were not subscribed for by the Preferred Investors that is equal to the proportion that the number of shares of Preferred Stock (on an as-converted basis) then held by such Fully-Exercising Investor bears to the total number of shares of Preferred Stock (on an as-converted basis) then held by all Fully-Exercising Investors who wish to purchase or otherwise acquire any of the unsubscribed shares.

(c) If all Shares that Preferred Investors are entitled to purchase or otherwise acquire pursuant to Section 2.3(b) are not elected to be purchased or otherwise acquired as provided in Section 2.3(b) hereof, the Company may, during the ninety (90) day period following the expiration of the ten (10) day period provided in Section 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such ninety (90) day period, or if such agreement is not consummated within ninety (90) days of the execution of such agreement, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Preferred Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable (i) to the issuance of securities pursuant to the conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding immediately following the date of this Agreement, provided that any such issuance is pursuant to the terms of such convertible, exchangeable or exercisable securities; (ii) to the issuance or sale of shares of Series D Preferred Stock pursuant to the Purchase Agreement; (iii) to the issuance of Common Stock (or options therefor) to directors, officers, employees, consultants, advisors or contractors of the Company pursuant to stock option or other equity compensation plans or agreements on terms approved by the Board; (iv) to the issuance of securities in connection with equipment lease financings, bank credit arrangements, real estate leases or similar transactions entered into primarily for non-equity financing purposes approved by the Board; (v) to the issuance of securities as a dividend or distribution on the Preferred Stock; (vi) to the issuance of securities in connection with a partnering or licensing transaction or a bona fide acquisition of a business or any assets or properties or technology of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, pursuant to agreements approved by the Board; (vii) to the issuance of securities pursuant to, or after the consummation of, a bona fide underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement or upon the exercise of warrants or rights granted to underwriters in connection with such offering; or (viii) to the issuance of securities in connection with a stock split, subdivision or similar transaction.

(e) The right of first offer set forth in this Section 2.3 may not be assigned or transferred, except that such right is assignable (i) by each Preferred Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Preferred Investor; (ii) between and among any of the Preferred Investors; (iii) by a Preferred Investor that is an institutional fund, private equity fund, hedge fund, mutual fund or venture capital fund to any affiliated fund or partner, retired partner, member or former member of such fund, any fund which is controlled by or under common control with one or more general partners of such Preferred Investor, any fund that is managed and governed by the same management company as such Preferred Investor, any fund that controls such Preferred Investor or any fund or, in the case of MSIM, Fidelity, T. Rowe or Redmile, any Discretionary Account that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as such Preferred Investor; (iv) between Discretionary Accounts; or (v) to any successor trustee of The Wellcome Trust, any entity established as the successor of The Wellcome Trust or any entity controlled by The Wellcome Trust or any permitted assignee of The Wellcome Trust hereunder.

2.4 Reimbursement of Director Expenses. The Company shall reimburse reasonable, documented travel and other customary out-of-pocket expenses incurred by directors of the Company in connection with their service on the Board (and only for the Company’s portion of such expenses in the event such expenses are allocable to other business matters of a director of the Company), including attendance at Board meetings (or committees thereof) and other meetings or events on behalf of the Company.

2.5 Director and Officer Insurance. To the extent available on commercially reasonable terms, the Company (i) shall obtain and maintain customary directors’ and officers’ liability insurance, with coverage amounts to be determined by the Board (including the directors elected by the holders of Preferred Stock) and (ii) shall not cancel any such insurance without the prior approval of the Board (including the directors elected by the holders of Preferred Stock).

2.6 Proprietary Information and Inventions Agreements. All employees and consultants of the Company shall, as a condition to the commencement and continuation of their employment with the Company or rendering of services to the Company, respectively, execute the Company’s standard form proprietary information and inventions agreements for employees and consultants, or an agreement containing substantially similar terms, providing for the protection of the Company’s proprietary or confidential information and the assignment of intellectual property rights to the Company.

2.7 Stock Issuances. Unless otherwise approved by the Board (or any duly authorized committee thereof), all stock, stock options and other stock equivalents (each, an “Option” and together, the “Options”) issued on or after the date of this Agreement shall be subject to vesting as follows:

(a) to employees of the Company: (i) twenty percent (20%) of such Options shall vest at the end of the first year following the earlier of the date of issuance thereof or such person’s services commencement date with the Company, provided that such person continues in the service of the Company (the date on which such 20% shall vest, the “Cliff Date”), (ii) twenty percent (20%) of such Options shall vest over the next year in equal increments on a monthly basis upon the completion of each month of service measured from the Cliff Date, and (iii) the remaining sixty percent (60%) of such Options shall vest over the remaining two (2) years in equal increments on a monthly basis upon the completion of each month of service thereafter; and

(b) to consultants, advisors and directors of the Company: twenty five percent (25%) of such Options shall vest at the end of each of four years following the earlier of the date of issuance thereof or such person’s services commencement date with the Company, in each case provided that such person continues in the service of the Company.

With respect to clauses (a) and (b) above, upon such person’s termination of employment or service with the Company, the Company shall have the right to repurchase at the lesser of cost or fair market value any unvested shares of stock held by such person.

2.8 Severance. The Company shall not, without the prior approval of the Board (including the directors elected by the holders of Preferred Stock), provide any cash severance payment in connection with the termination of services for the Company by directors, officers, employees, consultants and other service providers.

2.9 Certificated Shares. Company shall issue stock certificates for Preferred Stock and Common Stock (upon conversion as applicable) to Holders affiliated with T. Rowe Price Associates, Inc. or Fidelity in physical certificated form, until such time as the Registrable Securities become eligible for sale under Rule 144 by the applicable Holders without notice or restrictions (including, without limitation, any restriction relating to the availability of current public information and volume restrictions).

2.10 Termination of Covenants. The covenants of the Company set forth in this Section 2 (other than (x) Section 2.2(b) with respect to clauses (i), (ii), (iii) or (v) of this Section 2.10 and (y) Section 2.9) shall terminate and be of no further force or effect (i) upon a Public Offering, (ii) upon a Liquidation Event (as such term is defined in the Company’s then existing Amended and Restated Certificate of Incorporation), unless the treatment of such occurrence as a Liquidation Event under such Amended and Restated Certificate of Incorporation is waived pursuant to the terms of such Amended and Restated Certificate of Incorporation, (iii) when the Company first reports pursuant to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act; (iv) upon mutual agreement of such parties as would be required to amend this Agreement pursuant to Section 3.7 hereof, whichever event shall first occur; or at such time as the Company is required to report on Form 10 under the 1934 Act

3. Miscellaneous.

3.1 Confidentiality, Publicity, and Certain Acknowledgements.

(a) The Company shall not, without the consent of the Investors holding in the aggregate at least a majority of outstanding shares of Preferred Stock (calculated on an as-converted basis), publicize or disclose to any other entity or person the existence and terms of any Related Agreement (as such term is defined in the Purchase Agreement), related discussions and negotiations, and the financing contemplated by the Purchase Agreement; provided, however, the Company may disclose such information (i) to the Company’s directors, officers, employees, agents, affiliates, counsel, accountants or other professional advisors, each of whom agrees to hold in confidence and trust such information or owes a duty of confidentiality to the Company, in order to allow the Company to comply with its obligations and arrangements under the Related Agreements, and (ii) pursuant to federal or state securities laws or as otherwise required by law. Such consent need only be obtained once initially with respect to reusable, boilerplate statements, such as those used in press releases and other promotional materials, in substantially the form in which it was approved. Notwithstanding anything to the contrary herein, each of the Company and the Investors acknowledges and consents that (a) each of athenahealth, Inc., a Delaware corporation (“athenahealth”), and MSIM may disclose the existence and basic financial terms of its investment in the Company to the extent required by applicable securities laws; and (b) MSIM may disclose the existence and basic financial terms of its investment in the Company, and applicable terms of the Related Agreements, to any Discretionary Account client on whose behalf MSIM exercises investment discretion in relation to any shares of capital stock of the Company, provided that such person agrees to hold in confidence and trust such information or owes a duty of confidentiality to MSIM, in order to allow MSIM to comply with its obligations and arrangements under the Related Agreements.

(b) Each of athenahealth and the Company hereby acknowledges and consents, represents, and warrants to the following:

(i) Todd Park and Ann H. Lamont have each served as a member of the board of directors of, and has held or holds securities in, each of athenahealth and the Company and may from time to time provide advisory or other services to the Company; and

(ii) As of the date hereof, to the best knowledge of athenahealth and the Company, (A) notwithstanding the fact that each of Todd Park, Annie Lamont and Anshul Amar possess Confidential Information (as defined below) of each of athenahealth and the Company, none have violated their respective obligations with respect to such Confidential Information, athenahealth does not possess any Confidential Information of the Company, and the Company does not possess any Confidential Information of athenahealth; (B) athenahealth has not infringed, misappropriated or otherwise violated the Intellectual Property (as such term is defined in the Purchase Agreement) of the Company, and the Company has not infringed, misappropriated or otherwise violated the Intellectual Property of athenahealth; and (C) none of athenahealth’s employees, consultants, or agents has violated any of her, his or its obligations to athenahealth by providing, agreeing to provide, or soliciting others to provide services to the Company and none of the Company’s employees, consultants, or agents has violated her, his or its obligations to the Company by providing, agreeing to provide, or soliciting others to provide services to the Company.

(c) Subject to Section 3.1(e), no Investor shall use Confidential Information of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Each Investor shall undertake to treat any Confidential Information of the Company in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of, and use reasonable best efforts to prevent disclosure of, such Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons as provided for in this Section 3.1. Each transferee of any Investor who receives Confidential Information of the Company shall be bound by the provisions of this Section 3.1; provided, however, that no Investor party to this Agreement that transfers all of its shares of capital stock of the Company to such transferee in compliance with the provisions of the Purchase Agreement, this Agreement and the other

Related Agreements shall be subject to any liability arising from any breach of Section 3.1 of this Agreement by such transferee.

(d) Subject to applicable securities laws, written contractual obligations and fiduciary obligations, if any, the Company and each of the Investors acknowledge and consent that the obligation of any Investor to refrain from using or disclosing Confidential Information as provided in this Section 3.1 shall not prohibit any such Investor from disclosing such Confidential Information: (i) to members of such Investor’s investment committee, partners, employees, investment advisers, attorneys, accountants, consultants and other professionals (and those of its affiliates) to the extent necessary to obtain their services in connection with its or its affiliates’ internal investment analyses, provided that such persons agree to hold such information confidential as provided herein; (ii) to any prospective purchaser of any shares of the Company owned by such Investor or any of its respective affiliates, provided that prior to any such disclosure such Investor shall obtain the prior written consent of the Company, not to be unreasonably withheld, to make such disclosure and that any such prospective purchaser agrees in writing to be bound by the confidentiality provisions as provided in this Section 3.1; (iii) to any general partner, member, subsidiary or other affiliate of such Investor or other entity which acts as an investment adviser for such Investor or its affiliates (and their respective representatives), or, in the case of MSIM, Fidelity, T. Rowe or Redmile, any Discretionary Account client, as long as (A) such general partner, member, subsidiary, person or other affiliate or entity agrees to comply with this Section 3.1; (B) such Investor uses its reasonable efforts to ensure that such general partner, member, subsidiary or other affiliate or entity holds such information in confidence and trust and will not disclose any information provided to or learned by it except as required by law; and (C) such Investor shall be responsible for any disclosure of the Company’s Confidential Information in violation of this Agreement by such general partner, member, subsidiary or other affiliate or entity; or (iv) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning such Investor, any of its affiliates or the Company, provided that (A) prior to any such disclosure such Investor will, where permitted by law, provide written notice to the Company that provides the Company a reasonable opportunity to seek a protective order or other appropriate legal relief, and (B) such Investor makes a reasonable effort to cooperate with the Company’s efforts to seek a protective order or similar appropriate relief. Furthermore, nothing in this Section 3.1 shall restrict such Investor’s ability to disclose the existence or basic nature of its relationship with the Company, the basic nature or amount of such Investor’s or its affiliates’ investment in securities of the Company or to provide its affiliates with quarterly, annual or other reports and such other information about the Company prepared by such Investor in the ordinary course of its business, provided that such Investor takes reasonable measures to ensure that any such affiliates protect the Company’s Confidential Information as provided for herein. Each Investor shall be severally and not jointly responsible (except that affiliated investors shall be jointly responsible) for any disclosure of the Company’s Confidential Information in violation of this Agreement by any of the persons or entities to whom such Investor discloses such Confidential Information.

(e) The Company and each of the Investors acknowledges and consents that:

(i) at least some of the Investors, including affiliated entities which act as investment advisors for such Investors or affiliates of such Investors, regularly engage in venture capital investing (each such Investor, a “VC Investor”) and review the business plans and related proprietary information of many enterprises, including, without limitation, enterprises which may have products or services which compete directly or indirectly with those of the Company;

(ii) each VC Investor is or may be engaged in the investment management business and that each such VC Investor may, subject to applicable securities laws, written contractual obligations and fiduciary obligations, if any, use information provided as a result of its investment in the Company in connection with its evaluation of actual or proposed investment positions as well as the purchase or sale of securities on behalf of itself, any affiliate or any investment fund or other investor advised by it or by its respective affiliates, provided that it will maintain such information in strict confidence and will not disclose such information except as in accordance with the terms of this Section 3.1;

(iii) provided that a VC Investor has not disclosed the Company’s Confidential Information in contravention of the terms of this Section 3.1, the investment of such VC Investor or any of its affiliates in the Company shall not, except as limited by applicable securities laws, written contractual obligations and fiduciary obligations, if any, in any way limit the activities, current or future, of such VC Investor, any affiliate or any investment fund or other investor advised by it or by their respective affiliates, regardless of whether such activities or those of any entity in which any such person may invest are competitive, or become competitive, with the Company, and neither the Company nor any stockholder of the Company shall be entitled, solely because of such investment, to (A) any interest in such other activities or investments, (B) claim for injunctive relief or damages in respect of such other activities or investments, or (C) prohibit any person from proceeding with such activities or investments;

(iv) provided that a VC Investor has not disclosed the Company’s Confidential Information in contravention of the terms of this Section 3.1, such VC Investor shall not, except as limited by applicable securities laws, written contractual obligations and fiduciary obligations, if any, be liable to the Company or to any holder of capital stock of the Company for any claim arising out of or based upon any actions taken by any affiliate, officer or other representative of such VC Investor to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise and whether or not such action has a detrimental effect on the Company (notwithstanding anything to the contrary herein, to the extent that a designee of such VC Investor acts as a member of the Board or any committee thereof, nothing herein shall be deemed to limit such individual’s obligations with respect to fiduciary duties to the Company or its interest holders arising from such participation as a director of the Company);

(v) athenahealth may from time to time invest in, acquire or otherwise participate in enterprises which offer, or athenahealth may develop internally, products or services that compete directly or indirectly with those of the Company;

(vi) MSIM may from time to time invest in companies that compete directly or indirectly with the Company; and

(vii) the Company may from time to time invest in, acquire, or otherwise participate in enterprises which offer, or the Company may develop internally, products or services that compete directly or indirectly with those of athenahealth or enterprises advised by or receiving investments from any of the Investors (for purposes of clarity, nothing in this Agreement shall preclude or in any way restrict the Company from investing in, acquiring or otherwise participating in any particular enterprise, whether or not such enterprise has products or services which compete with those of the Investor or its advisees or investments, or from developing internally any such product or service), provided that nothing in this Agreement shall be construed as a waiver by athenahealth of its rights to its Intellectual Property or its Confidential Information.

(f) “Confidential Information” means any proprietary information that is disclosed by one party (“Disclosing Party”) to the other party (“Receiving Party”) which relates to the Disclosing Party’s business (including, without limitation, business plans, financial data, customer information and marketing plans), technology (including, without limitation, technical drawings, designs, schematics, algorithms, code, technical data, product plans, research plans, software, web design or architecture and the like), products, services, trade secrets, know-how, formulas, processes, ideas and inventions (whether or not patentable) and which should be reasonably understood by the Receiving Party as the confidential or proprietary information of the Disclosing Party. Confidential Information shall not include any information that (i) is or falls into the public domain without fault of the Receiving Party; (ii) the Receiving Party can show by written documentation was in its possession without any obligation of confidentiality prior to receipt thereof from the Disclosing Party; (iii) is independently developed by the Receiving Party without the benefit of any Confidential Information of the Disclosing Party; or (iv) is lawfully obtained by the Receiving Party from a third party without any obligation of confidentiality to the Disclosing Party.

3.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to conflicts of law principles.

3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) two (2) days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; provided, however, that notices sent internationally, if sent by registered or certified mail or internationally recognized carrier, shall be deemed effectively given six (6) business days after being sent. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto pursuant to this Section 3.6.

3.7 Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided, however, that no such written consent shall be required to add any party who becomes an “Investor” under the Purchase Agreement (through or in connection with any amendment thereto) as an “Investor” to this Agreement. Notwithstanding the foregoing, (i) no amendment or waiver may treat one Investor or group of Investors more adversely and disproportionately than any other Investor or group of Investors without the written consent of such Investor or the consent of the holders of at least a majority of the Registrable Securities of the group of Investors adversely and disproportionately affected by such amendment or waiver (and this clause (i) may not be amended without the consent of the holders of at least a majority of the shares of the Series D Preferred Stock), (ii) none of Section 2.1 or 2.2, this clause (ii) or clause (iv) below may be amended so as to deny a Series D Investor its rights thereunder or hereunder without the consent of such Series D Investor, (iii) no amendment or waiver of Section 2.1 or Section 2.2 may treat one Major Investor or group of Major Investors more adversely and disproportionately than any other Major Investor or group of Major Investors without the written consent of such Major Investor or the consent of the holders of a majority of the Registrable Securities of the group of Major Investors adversely and disproportionately affected by such amendment or waiver (it being agreed that an amendment increasing the minimum share threshold in the definition of “Major Investor” resulting in, with respect to any Investor then deemed a Major Investor, the exclusion of such Investor from the definition of Major Investor, shall be deemed to treat such Major Investor more adversely and disproportionately than any other Major Investor), and (iv) no Investor shall participate in the sale of Shares by the Company following a waiver of the right of first offer contained in Section 2.3 unless such waiver includes the holders of at least a majority of the then outstanding shares of Series D Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each Investor and each future holder of all such Registrable Securities and the Company.

3.8 Severability. If any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

3.9 Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.10 Aggregation of Stock. All shares of Registrable Securities, Preferred Stock or Common Stock held or acquired by affiliated entities or persons (including, in the case of MSIM, Fidelity, T. Rowe or Redmile, Discretionary Accounts) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled (other than any duly executed and delivered waiver of rights and benefits hereunder by any party or parties to this Agreement). Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

3.12 The Wellcome Trust. With respect to its signatory capacity and liability as the trustee of The Wellcome Trust, The Wellcome Trust Limited (the “Trustee”) enters into this Agreement solely in its capacity as the current trustee of The Wellcome Trust, and it is hereby agreed and declared that notwithstanding anything to the contrary contained or implied in this Agreement: (a) the obligations incurred by the Trustee under or in consequence of this Agreement shall be enforceable against it or any successor trustee of The Wellcome Trust; and (b) the liabilities of the Trustee (or such other trustees as are referred to in (a) above) in respect of such obligations shall be limited to such liabilities as can, and may lawfully and properly, be met out of the assets of The Wellcome Trust in the possession, or under the control, of the Trustee or such other trustees

3.13 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Investor affiliated with Fidelity or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Investor or any affiliate thereof individually but are binding only upon such Investor or any affiliate thereof and its assets and property.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CASTLIGHT HEALTH, INC.,
a Delaware corporation

By:	/s/ Giovanni Colella
Giovanni Colella
President and Chief Executive Officer

Address:	685 Market Street, Suite 300
San Francisco, CA, 94105

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ATHENAHEALTH, INC.,
a Delaware corporation

By:	/s/ Tim Adams
Tim Adams
Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of date first above written.

INVESTORS:

MAVERICK USA PRIVATE INVESTMENTS, LLC

By: Maverick Capital, Ltd,, under Power of Attorney effective as of December 30, 2008

By:	/s/ John T. McCafferty
John T. McCafferty
Limited Partner & General Counsel

Deliver Notices To: Maverick Capital, Ltd. 300 Crescent Court 18th floor Dallas, TX 75201 [Email] Phone: [Phone] Fax: [Fax]

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

MAVERICK FUND PRIVATE INVESTMENTS, LTD.

By:	Maverick Capital, Ltd., under Power of Attorney effective as of December 30, 2008

By:	/s/ John T. McCafferty
John T. McCafferty
Limited Partner & General Counsel

Address:

Maverick Fund Private Investments, Ltd.

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

South Church Street

Grand Cayman, K41-1104

Cayman Islands

Deliver Notices To:

Maverick Capital, Ltd.

300 Crescent Court, 18th Floor

Dallas, TX 75201

[Email]

Phone: [Phone]

Fax: [Fax]

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

MAVERICK FUND II, LTD.

By:	/s/ John T. McCafferty

Name:

Title:

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

By:	its General Partner,
Oak Associates XII, LLC

By:	/s/ Ann H. Lamont
Ann H. Lamont
Managing Member

Address:	One Gorham Island Westport, CT 06880

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF. the parties have executed this Agreement as of the date first above written.

INVESTORS:

THE CLEVELAND CLINIC FOUNDATION

By:	/s/ Steven C. Glass
	Name:	Steven C. Glass
	Title:	Chief Financial Officer

Address:	9500 Euclid Avenue, H-18 Cleveland, OH 44195

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

THE WELLCOME TRUST LIMITED AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Nick Moakes

Name:	Nick Moakes

Title:	Head of Public Markets

Address:	215 Euston Road

London NW1 2BE

United Kingdom

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

VENROCK ASSOCIATES V, L.P.

By:	its General Partner,
Venrock Management V, LLC

VENROCK PARTNERS V, L.P.

By:	its General Partner,
Venrock Partners Management V, LLC

VENROCK ENTREPRENEURS FUND V, L.P.

By:	its General Partner,
VEF Management V, LLC

By:	/s/ signature illegible

Address:	3340 Hillview Avenue
Palo Alto, CA 94304

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

COLELLA REVOCABLE LIVING TRUST

By:	/s/ Giovanni Colella
Giovanni Colella, Trustee

Address:	188 Minna Street, Apt. 28D
San Francisco, CA 94105

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Variable Insurance Products Fund IV: Health Care Portfolio

By:	/s/ John Hebble
	Name:	John Hebble
	Title:	Assistant Treasurer

Fidelity Central Investment Portfolios LLC: Fidelity Health Care Central Fund

By:	/s/ John Hebble
	Name:	John Hebble
	Title:	Assistant Treasurer

Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund

By:	/s/ John Hebble
	Name:	John Hebble
	Title:	Assistant Treasurer

Fidelity Select Portfolios: Health Care Portfolio

By:	/s/ John Hebble
	Name:	John Hebble
	Title:	Assistant Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF. the parties have executed this Agreement as of the date first above written.

INVESTORS:

Fidelity Select Portfolios: Medical Equipment and Systems Portfolio

By:	/s/ John Hebble
	Name:	John Hebble
	Title:	Assistant Treasurer

Fidelity Contrafund: Fidelity Advisor New Insights Fund

By:	/s/ John Hebble
	Name:	John Hebble
	Title:	Assistant Treasurer

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ John Hebble
	Name:	John Hebble
	Title:	Assistant Treasurer

Address for Notices to Fidelity Entities:

Andrew Boyd
Fidelity Investments
32 Devonshire Street, V13H
Boston, MA 02109
Tel: [Telephone]
Fax: [Fax]
Email: [Email]

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF. the parties have executed this Agreement as of the date first above written.

INVESTORS:

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser for and on behalf of
Its advisory clients on Attachment A:
T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds — TD Health Sciences Fund
Valie Company I — Health Sciences Fund
T. Rowe Price Health Sciences Portfolio
John Hancock Variable Insurance Trust — Health Sciences Trust
John Hancock Funds II — Health Sciences Fund

By:	/s/ Kris H. Jenner
Name:	Kris H. Jenner
Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore. MD 21202
Attn:	Andrew Back, Vice President and Senior Legal Counsel
Phone:	[Phone]
E-mail:	[Email]

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser for and on behalf of
Its advisory clients on Attachment A:
T. Rowe Price Global Technology Fund. Inc.
TD Mutual Funds — TD Science & Technology Fund

By:	/s/ David Eiswert
Name:	David Eiswert
Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore. MD 21202
Attn:	Andrew Back, Vice President and Senior Legal Counsel
Phone:	[Phone]
E-mail:	[Email]

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser for and on behalf of
Its advisory clients on Attachment A:
T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust

By:	/s/ John H. Laporte
Name:	John H. Laporte
Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore. MD 21202
Attn:	Andrew Back, Vice President and Senior Legal Counsel
Phone:	[Phone]
E-mail:	[Email]

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BAMCO, Inc., as Investment Adviser to Baron Growth Fund

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Title:	General Counsel

BAMCO, Inc., as Investment Adviser to Baron Opportunity Fund

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Title:	General Counsel

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Redmile Capital Fund, LP

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment
Manager (Redmile Group, LLC) and the General Partner (Redmile Group (GP), LLC)

Redmile Capital Offshore Fund, Ltd.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment
Manager (Redmile Group, LLC)

Redmile Capital Offshore Fund II, Ltd.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment
Manager (Redmile Group, LLC)

Redmile Special Opportunities Fund, Ltd.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment
Manager (Redmile Group, LLC)

Redmile Ventures, LLC

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Allen & Company LLC, as nominee for itself and certain employees

By:	/s/ Patrick DiIorio
Name:	Patrick DiIorio
Title:	General Counsel

Deliver Notices To:
Allen & Company
711 Fifth Avenue
New York, NY 10022 c/o Gene Protash

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

U.S. Venture Partners X, L.P.
USVP X Affiliates, L.P.
By Presidio Management Group X, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher, Attorney-in-Fact

Address:
2735 Sand Hill Road
Menlo Park CA 94025
Attn: Chief Financial Officer
Fax: [Fax]
Email: [Email]

EXHIBIT A

Schedule of Investors

Alan Garber

Allen & Company LLC

Anshul Amar

Asha Rajagopal

athenahealth, Inc.

Baron Growth Fund

Baron Opportunity Fund

Bell Atlantic Master Trust

Colella Revocable Living Trust

David Knott

Fidelity Central Investment Portfolios LLC: Fidelity Health Care Central Fund

Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund

Fidelity Select Portfolios: Health Care Portfolio

Fidelity Select Portfolios: Medical Equipment and Systems Portfolio

Fidelity Contrafund: Fidelity Advisor New Insights Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Heather Kagin

Heather Kennedy

James Griswold

Maverick Fund Private Investments, Ltd.

Maverick USA Private Investments, LLC

Maverick Fund II, Ltd.

MDV LLC

Michael Battaglia

Morgan Stanley Investment Management, on behalf of its Discretionary Accounts

Nandita Sommers

Naomi Allen

Oak Investment Partners XII, L.P.

Pershing LLC, FBO Charles W Ott, Indiv 401k

Randall J. Womack

Redmile Capital Fund, LP

Redmile Capital Offshore Fund, Ltd.

Redmile Capital Offshore Fund II, Ltd.

Redmile Ventures, LLC

Redmile Special Opportunities Fund, ltd.

Sam Zucker

Saravanan Chettiar

Tara Bass

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

T. Rowe Price Health Sciences Fund, Inc.

TD Mutual Funds – TD Health Sciences Fund

VALIC Company I - Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

John Hancock Variable Insurance Trust - Health Sciences Trust

John Hancock Funds II - Health Sciences Fund

T. Rowe Price Global Technology Fund, Inc.

TD Mutual Funds - TD Science & Technology Fund

TD Mutual Funds – TD Health Sciences Fund

The Bravata-Patterson Family Trust

The Cleveland Clinic Foundation

The Ethan Prater and Anjali Kalyani Living Trust

The Wellcome Trust Limited as Trustee of The Wellcome Trust

U.S. Venture Partners X, L.P.

USVP X Affiliates, L.P.

Variable Insurance Products Fund IV: Health Care Portfolio

Venrock Affiliates, L.P.

Venrock Associates V, L.P.

Venrock Entrepreneurs Fund V, L.P.

Venrock Partners V, L.P.